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                                                                    EXHIBIT 10.9

                     SAFETY-KLEEN CORP. SEVERANCE AGREEMENT
                     --------------------------------------


    THIS AGREEMENT, dated this 1st day of January, 1995 is entered by and between SAFETY-KLEEN CORP. (the "Company"), and DONALD W. BRINCKMAN, Chairman of the Board (the "Employee").

    WHEREAS, the Company desires to induce the Employee to remain in the employ of the Company or a subsidiary thereof; and

    WHEREAS, the Company and the Employee entered into an Employment Agreement dated February 5, 1988 (the "Former Agreement") and deem it mutually beneficial to enter into a new agreement superseding the Former Agreement in its entirely;

    WHEREAS, the Company desires to enter into an agreement with the Employee upon the terms and conditions set forth herein, and the Employee wishes to enter into such an agreement with the Company.

    NOW, THEREFORE, IN consideration of the foregoing and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   ----------
                                  DEFINITIONS
                                  -----------

    For purposes hereof the following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

    1.1  "Change of Control" means the occurrence of any of the following:

    (a) The acquisition, by a person or group of persons acting in concert, of an ownership interest in the Company resulting in the total ownership interest of such

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person or group of persons equalling or exceeding 20% of the issued and outstanding common (voting) stock (the "Stock") of the Company. The Change of Control shall be deemed to occur on the date that the ownership interest of the acquiring person or group of persons first equals or exceeds 20% of the issued and outstanding Stock of the Company.

    (b) A change, within a period of 24 months or less, in the composition of the Board of Directors of the Company, such that at the end of such period the majority of directors who are then serving were not serving at the beginning of such period, unless at the end of such period, the majority of the directors in office were nominated upon the recommendation of a majority of the Board of Directors at the beginning of such period. The Change of Control shall be deemed to occur on the date the last director necessary to constitute a change of control takes office.

    (c) The merger, consolidation, or other reorganization having substantially the same effect as a merger or consolidation, or the sale of substantially all the assets of the Company. The Change of Control shall be deemed to occur on the date on which the transaction is approved by the Company's stockholders.

    1.2  "Code" means the Internal Revenue Code of 1986, as amended.

    1.3 "Discharge for Cause" means termination of employment of the Employee by the Company, any parent or subsidiary of the Company or any successor to the Company or any parent or subsidiary of the Company because of (a) commission by the Employee of any felony which includes as an element of the crime a premeditated intention to commit the act; (b) an inability to perform his duties due to his habitual alcohol or

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drug addiction; (c) serious misconduct in the course of his employment involving dishonesty; or (d) the Employee's habitual neglect of his duties. Discharge for Cause shall not mean a discharge because of:

    (a) bad judgment or negligence other than habitual neglect of duty;

    (b) any act or omission believed by the Employee in good faith to have been in or not opposed to the interest of the Company, any subsidiary of the Company or any successor to the Company or any parent or subsidiary of the Company (without intent of the Employee to gain therefrom, directly or indirectly, a profit to which he was not legally entitled); or

    (c) any act or omission in respect of which a determination could properly have been made by the Board of Directors of the Company or, if employed by any parent or subsidiary of the Company, such parent or subsidiary or, if employed by any successor to the Company or any parent or subsidiary of the Company, such successor that the Employee met the applicable standard of conduct for indemnification or reimbursement under the bylaws of such company or the laws and regulations under which such company is governed, in each case in effect at the time of such act or omission; or

    (d) any act or omission with respect to which notice of termination of employment of the Employee is given more than twelve (12) months after the earliest date on which any member of the Board of Directors of the Company or, if employed by a parent or subsidiary of the Company, such parent or subsidiary or, if employed by a successor to the Company or any parent or subsidiary of the Company, such successor who is not a party to the act or omission knew or should have known of such act or omission.

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    1.4  "Voluntary Termination" means the voluntary resignation of the Employee from employment by the Company, any parent or subsidiary of the Company or any successor to the Company or any parent or subsidiary of the Company, but such term shall not include a resignation by the Employee following (a) a material reduction or adverse alteration in the nature of the Employee's position, responsibilities or authorities, (b) the Employee becoming the holder of a lesser office or title than that held, (c) any reduction of the Employee's aggregate bonus opportunity, compensation and benefits, (d) the relocation of the Employee's job more than fifty miles from his present location, or (e) any other material adverse change to the terms and conditions of the Employee's employment.

                                  ARTICLE II.
                                  -----------
                        TERMINATION OF FORMER AGREEMENT
                        -------------------------------

    Employee and the Company hereby agree to terminate the Former Agreement in its entirety, effective the date hereof. Employee and the Company agree that the Former Agreement shall hereinafter have no force or effect and shall be invalid.

                                  ARTICLE III.
                                  ------------
                     BEST EFFORTS AND CONTINUED EMPLOYMENT
                     -------------------------------------

    Subject to the provisions of Section 6.1, the Employee agrees that (a) he will not Voluntarily Terminate his employment while there is an imminent Change of Control, and (b) that during any such period of employment with the Company he will continue to devote his full time and best efforts to the business of the Company.

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                                 ARTICLE IV.
                                 -----------
                           GENERAL SEVERANCE BENEFIT
                           -------------------------

    4.1 Entitlement. If the Employee's employment by the Company, any parent or subsidiary of the Company or any successor to the Company or any parent or subsidiary of the Company is terminated for reasons other than death, a Voluntary Termination or a Discharge for Cause following a Change of Control but not later than the third anniversary of the Change of Control, the Company shall pay the Employee forthwith a lump sum severance benefit equal to three times the sum of (a) and (b) where: (a) equals the Employee's annual rate of salary (excluding bonuses) in effect on the date of the Employee's termination (provided that such rate shall in no event be less than the rate in effect on the date of Change of Control) and (b) equals the greater of (i) the bonus which the Employee received in the year prior to the year in which the Employee's termination occurs, or if larger, the year prior to the Change of Control or
(ii) the maximum bonus to which the Employee would be entitled for the year in which the Employee's termination occurs. If the Employee's employment by the Company, any parent or subsidiary of the Company or any successor to the Company or any parent or subsidiary of the Company is terminated later than the third anniversary of the Change of Control there shall be no severance benefit payable hereunder.

    4.2 No Duplication of Benefits. The severance benefits provided for herein are in lieu of severance benefit provisions under the Company severance pay policies and plans or under any other contract between the Company or any parent, subsidiary or affiliate thereof and the Employee, including, but not limited to, benefits payable under

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employment agreements by virtue of termination of employment prior to the expiration of the agreement. The Employee shall not be entitled to any severance benefits under such policies, plans or other contracts unless the benefits provided thereunder are greater than the severance benefits payable hereunder, in which case the severance benefits under such other policies, plans or contracts shall be provided in lieu of the severance benefits hereunder.

                                   ARTICLE V.
                                   ----------
                                  TAX BENEFITS
                                  ------------

    5.1 Limit On Benefits. Notwithstanding any of the provisions of this Agreement to the contrary, if any payments under this Agreement ("Agreement Parachute Payments") count in determining whether the Employee has received "parachute payments" (as defined in Code Section 280G(b)(2)), and if the sum of the present values (as determined under Code Section 280G(d)(4)) of (a) the Agreement Parachute Payments to the Employee, plus (b) any other payments or benefits which count in determining whether the Employee has received parachute payments excluding payments or benefits attributable to options granted under the Company's stock option plans ("Other Parachute Payments"), received by the Employee from the Company or any other member of the same affiliated group as the Company (as defined in Code Section 1504, determined without regard to Code
Section 1504(b)) equals or exceeds three (3) times the Employee's base amount (as defined in Code Section 280G(b)(3)), then the amount of the Agreement Parachute Payments shall be reduced to the extent necessary so that

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the sum of the present values of the Agreement Parachute Payments and Other
Parachute Payments equals three (3) times the Employee's base amount less $1.00.

    5.2  Gross-up.

    (a) If it is determined (in the reasonable opinion of the Company or in the opinion of counsel to the Company if such an opinion is requested by the Employee) that any payment or benefit made pursuant to this Agreement or otherwise, received or deemed received by the Employee from the Company or any other member of the same affiliated group as the Company (as defined in Code
Section 1504, determined without regard to Code Section 1504(b)) (collectively referred to as the "Payments") is or will become subject to any excise tax under
Section 4999 of the Code or any similar tax payable under any federal, state, local or other law ("Excise Taxes"), then the Company shall, immediately upon such determination, pay the Employee an amount equal to the sum of (i) any such Excise Taxes, plus (ii) the amount necessary to reimburse the Employee for any federal, state, local or other income, excise or other taxes payable by the Employee with respect to (A) the amount of Excise Taxes reimbursement herein provided, and (B) the amount paid to the Employee as reimbursement of any such federal, state, local or other income, excise or other taxes, as determined (for both clauses (A) and (B) hereof) in accordance with the formula set forth on
Exhibit I attached hereto. All determinations hereunder shall be made in adequate time to permit the Employee to prepare and file his individual tax returns in a timely fashion.

    (b) The Company, in determining whether the Payments are subject to Excise Taxes, may have reasonably concluded that certain items are neither subject to Excise

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Taxes nor to be counted in determining whether Payments are subject to Excise
Taxes (such items hereinafter referred to as "Non-Parachute Items"). If at a later date, it is determined (pursuant to final regulations or published rulings of the IRS, final judgment of a court of competent jurisdiction or, if requested by Employee, an opinion of counsel to the Company) that any of the Non-Parachute Items are subject to Excise Taxes, or are to be counted in determining whether any of the Payments are subject to Excise Taxes, with the result that the amount of Excise Taxes payable by the Employee is greater than the amount so determined by the Company pursuant to paragraph (a) above, then the Company shall pay the Employee, in accordance with the formula set forth on Exhibit I, an amount equal to the sum of (i) such additional Excise Taxes (ii) any interest, fines, penalties, expenses, and other costs incurred by Employee and resulting from the Employee having taken a position that payments are not subject to Excise Taxes in accordance with the determination made in paragraph (a), above; plus (iii) an amount necessary to reimburse the Employee for any federal, state, local, or other income, excise, or other taxes payable by the Employee with respect to (A) the amounts specified in subparagraphs (i) and (ii) above, and (B) the reimbursement provided by this subparagraph (iii).

    5.3 Consultation. At the Company's reasonable request, the Employee shall consult with the Company regarding (a) the preparation and filing of the Employee's federal income and excise tax returns for any year in which any Payments are received, and (b) any federal tax issues which may arise with respect to any Payments made in connection with a Change in Control. At the Company's request, Employee shall retain

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counsel and other experts and consultants reasonably satisfactory to Company in connection with any or all of the matters described in items (a) and (b) above and Company shall reimburse Employee (in accordance with Section 6.2 hereof) for all fees, expenses and costs (including audit costs, attorneys' fees and expenses, and court costs) incurred by Employee as a result of the retention of such counsel and other experts and consultants. Anything to the contrary herein notwithstanding, the Employee shall not in any way be restricted from making such disclosure in his individual tax returns with respect to the Payments as he shall deem reasonable and appropriate.

                                  ARTICLE VI.
                                  -----------
                                 MISCELLANEOUS
                                 -------------

    6.1 No Employment Guarantee. This Agreement shall not be deemed to entitle the Employee to continued employment with the Company, any parent or subsidiary of the Company or any successor to the Company or any parent or subsidiary of the Company and the rights of the Company, any parent or subsidiary of the Company or any successor to the Company or any parent or subsidiary of the Company to terminate the employment of the Employee shall continue as fully as if this Agreement were not in effect.

    6.2  Expenses.

    (a) If the Employee incurs (i) legal or other fees and expenses in an effort to establish entitlement to benefits under this Agreement, regardless of whether the Employee ultimately prevails, or (ii) legal, accounting and other fees and expenses in connection with the retention of counsel and other experts and consultants as requested

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by the Company pursuant to Section 5.3 hereof, the Company shall reimburse him for such fees and expenses.

    (b) Reimbursement of fees and expenses described in paragraph (a), above, shall be made monthly during the course of any action upon the written submission of a request for reimbursement together with proof that the fees and expenses were incurred.

    6.3 Unfunded Obligation. The obligation of the Company under this Agreement shall be unfunded and unsecured, and the Company shall not be required to segregate any assets that may at any time be required to provide the benefits under this Agreement.

    6.4 Assignment, Successors. The Company may freely assign its respective rights and obligations under this Agreement to a successor of the Company's business, without the prior written consent of the Employee. This Agreement shall be binding upon and inure to the benefit of the Employee and his estate and the Company and any assignee of or successor to the Company.

    6.5 Beneficiary. If the Employee dies prior to receiving all of the benefits payable hereunder, such benefits when payable shall be paid to the beneficiary designated in writing by the Employee and if no such beneficiary is designated, to the Employee's estate.

    6.6 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Employee; and any attempt to

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anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute on, levy or otherwise dispose of any right to benefits payable hereunder, shall be void.

    6.7 Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

    6.8 Amendment and Waiver. Subject to Section 5.9, this Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Employee. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

    6.9 Cancellation. The Company may, at any time prior to a Change of Control, unilaterally cancel this Agreement on behalf of all parties hereto by notifying the Employee of such cancellation in writing at least twelve (12) months prior to the effective date of cancellation.

    6.10 Notices. All notices required by this Agreement shall be in writing and delivered by hand or by first class registered or certified mail, postage prepaid, and addressed as follows:

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    If to the Company:  Safety-Kleen Corp.
                        1000 North Randall Road
                        Elgin, Illinois  60123

    If to the Employee:  Donald W. Brinckman
                         5615 Hamilton
                         Woodstock, Illinois  60098

Either party may from time to time designate a new address by notice given in accordance with this Section.

    6.11 No Reductions or Mitigation. Except as specifically provided herein, all amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to Employee from any source; provided that the Company shall be permitted to make all payments pursuant to this Agreement net of any legally required tax withholdings.

    6.12 Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the state of Illinois, without regard to its choice of law principles.

    6.13 Recitals. The recitals set forth above are hereby incorporated into and made a part hereof.

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    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              SAFETY-KLEEN CORP.

                                    /s/  SAFETY-KLEEN CORP.
                              By:_______________________________


                              EMPLOYEE:

                              /s/  DONALD W. BRINCKMAN
                              _________________________________
                              DONALD W. BRINCKMAN
                              CHAIRMAN OF THE BOARD

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                                   EXHIBIT I
                                   ---------


                                Gross-up Formula

    Any payment made pursuant to Section 5.2 of the Agreement (a "Gross-up Payment") shall be calculated as follows:

         A. The Gross-up Payment shall be the product of (i) the amount of the Excise Taxes (and in the case of Section 5.2(b), any interest, fines, penalties, expenses, and other costs relating to Excise Taxes) incurred by the Employee times (ii) a fraction the numerator of which is 1, and the denominator of which is 1 minus the combined total rates expressed as a fraction, determined in accordance with paragraph B hereof, of all federal, state, local and other income and other taxes and any Excise Taxes applicable to such Gross-up Payment. In the event that different rates of tax are applicable to any portion of a Gross-up Payment, the denominator of the fraction set forth in clause (ii) above shall be 1 minus the combined total of the weighted average rates expressed as a fraction, determined in accordance with paragraph B hereof, of all federal, state, local and other income and other taxes and any Excise Taxes applicable to such Gross-up Payment.

         B. For purposes of determining the denominator of the fraction set forth in clause (ii) of paragraph A hereof, the rates of federal, state, local and other income and other taxes and Excise Taxes shall be the actual rates of such taxes (giving effect to the Employee's net effective tax rates determined net of the benefit of any tax deduction or tax credit); provided, however, that if the combined total of such rates shall exceed 75%, such combined total shall be deemed to be 75%.

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